Exhibit 99.1

Company Contacts:	Investor Relations Contact:
Senesco Technologies, Inc.	Lippert/Heilshorn & Associates
Bruce Galton	Kim Sutton Golodetz
Chief Executive Officer	(kgolodetz@lhai.com)
(bgalton@senesco.com)	(212) 838-3777
(732) 296-8400

Bayer CropScience
Annette Josten, phone: +49 2173 38-5788
Email: annette.josten@bayercropscience.com
www.bayercropscience.com

Bayer CropScience adds Third License to Senesco Technologies´ Gene Technology

NEW BRUNSWICK, N.J., U.S.A (September 18, 2007) – Senesco Technologies, Inc. (“Senesco” or the “Company”) (AMEX: SNT) announced today that the Company and Bayer CropScience entered into a licensing agreement (the “Agreement”) pursuant to which Bayer CropScience was granted the exclusive, worldwide rights to Senesco’s proprietary gene technology for use in rice. The Agreement anticipates that the licensed technology will enable Bayer CropScience to significantly enhance seed yields. In return, Senesco will receive success-bound development milestone and royalty payments upon commercialization. Specific financial terms of the transaction were not disclosed.

“Senesco and Bayer CropScience have previously entered into exclusive license agreements for use of Senesco’s gene technology in Canola and in Cotton.  We are very pleased that Bayer CropScience has returned to add a new license for a third crop,” said Bruce Galton, President and Chief Executive Officer of Senesco.

Dr. Michiel van Lookeren Campagne, Head of Research at BioScience, a business operations unit of Bayer CropScience, welcomes the expanded business relationship with Senesco:  “Advantages in yield and yield stability have been the basis for the fast adoption of our superior hybrids. We anticipate that the further integration of Senesco’s proprietary gene technology into our R&D pipeline can allow us to offer further benefits to our customers, especially with regard to ensuring high yields in difficult climatic conditions.”

About Senesco Technologies, Inc.

Senesco Technologies, Inc. is a U.S. biotechnology company, headquartered in New Brunswick, NJ. Senesco has initiated preclinical research to trigger or delay cell death in mammals (apoptosis) to determine if the technology is applicable in human medicine.  Accelerating apoptosis may have applications to development of cancer treatments.  Delaying apoptosis may have applications to certain inflammatory and ischemic diseases.  Senesco takes its name from the scientific term for the aging of plant cells: senescence.  Delaying cell breakdown in plants extends freshness after harvesting, while increasing crop yields, plant size and resistance to environmental stress.  The Company believes that its technology can be used to develop superior strains of crops without any modification other than delaying natural plant senescence.  Senesco has partnered with leading-edge companies engaged in agricultural biotechnology and earns research and development fees for applying its gene-regulating platform technology to enhance its partners’ products

About Bayer CropScience

Bayer CropScience AG, a subsidiary of Bayer AG, is one of the world’s leading innovative crop science companies in the areas of crop protection, non-agricultural pest control, seeds and plant biotechnology. The company offers an outstanding range of products and extensive service backup for modern, sustainable agriculture and for non-agricultural applications. Bayer CropScience has a global workforce of about 17,900 and is represented in more than 120 countries. This and further news is available at: www.newsroom.bayercropscience.com.

Forward-Looking Statements

This news release contains forward-looking statements based on current assumptions and forecasts made by Bayer CropScience AG management. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future consolidated results, financial situation, development or performance of the Bayer CropScience AG or our parent company, Bayer AG, and the estimates given here. These factors include those discussed in Bayer AG’s public reports filed with the Frankfurt Stock Exchange and with the U.S. Securities and Exchange Commission (including Bayer AG’s Form 20-F). Neither Bayer AG nor Bayer CropScience AG assumes any liability whatsoever to update these forward-looking statements or to conform them to future events or developments.

For Senesco: Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and joint ventures; the success of the Company’s license agreements; the acceptance by the market of the Company’s products; success of the Company’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC.  The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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